UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2010 (May 6, 2010)
GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive
Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     On May 6, 2010, Gaylord Entertainment Company (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 47,040,887 shares of the Company’s common stock entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. Holders of 42,760,596 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.
     The following are the voting results on each matter submitted to the Company’s stockholders at the Annual Meeting. At the Annual Meeting, all of the Company’s 11 director nominees were elected to the serve on the Company’s Board of Directors (Proposal 1 below). In addition, management’s proposal regarding ratification of the retention of Ernst & Young LLP as the Company’s registered independent public accounting firm for 2010 was approved (Proposal 2 below).
1. Election to the Company’s Board of Directors of the following 11 director nominees:

	For	Withheld/Abstentions	Broker Non-Votes
Glenn J. Angiolillo	40,718,987	374,089	1,667,520
Michael J. Bender	40,912,668	180,408	1,667,520
E.K. Gaylord II	40,081,817	1,011,259	1,667,520
Ralph Horn	35,477,330	5,615,746	1,667,520
David W. Johnson	40,862,662	230,414	1,667,520
Ellen Levine	35,477,798	5,615,278	1,667,520
Robert S. Prather, Jr.	34,691,833	6,401,243	1,667,520
Colin V. Reed	40,618,801	474,275	1,667,520
Michael D. Rose	39,175,615	1,917,461	1,667,520
Michael I. Roth	35,289,090	5,803,986	1,667,520
Robert B. Rowling	35,442,899	5,670,177	1,667,520
2. Ratification of selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for 2010.

For	Against	Abstentions

42,446,965	296,538	17,093

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY
Date: May 12, 2010	By:	/s/ Carter R. Todd
		Name:	Carter R. Todd
		Title:	Executive Vice President, General Counsel and Secretary

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